UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — October 18, 2007 (October 18, 2007)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐  Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐  Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 18, 2007, MDC Partners Inc. and a wholly-owned subsidiary (collectively, the “Company”) entered into a Membership Interest Purchase Agreement with KBP Management Partners LLC (“Seller”) to acquire an additional 40% equity interest in KBP Holdings LLC (“KBP”). KBP is the parent company of Kirshenbaum Bond & Partners LLC and its affiliates. The purchase price paid for this transaction consisted of a closing payment of $12,233,600, plus the issuance of 271,336 newly-issued shares of the Company’s Class A subordinated voting stock valued at $2,925,000. This acquisition of an additional 40% equity interest represented an accelerated exercise of the Company’s existing call option that was otherwise exercisable in 2008. The Company will also pay an additional purchase price amount to the seller in 2009 and 2010, based upon KBP’s financial performance in 2008 and 2009, and calculated in accordance with KBP’s existing limited liability company agreement. In connection with this acquisition, certain of the key executives of KBP agreed to extend the terms of their existing employment agreements and received grants of restricted stock of MDC Partners Inc. valued at $250,000 on the closing date.

Item 2.01               Completion of Acquisition or Disposition of Assets

The description of the acquisition is incorporated into this Item 2.01 by reference.  On October 18, 2007, the Company consummated the acquisition contemplated by the Purchase Agreement, and now owns 100% of the issued and outstanding equity interests in KBP.

Item 3.02               Unregistered Sales of Equity Securities

The description of the acquisition is incorporated into this Item 3.02 by reference.  The issuance of 271,366 of the Company’s Class A Shares pursuant to the acquisition was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  Such issuance did not involve a public offering, was made to an accredited investor (as defined in Regulation) without general solicitation or advertising, and no underwriting commissions or discounts were paid.

Item 9.01       Financial Statement and Exhibits

(c)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Membership Interest Purchase Agreement, dated October 18, 2007, by and among MDC/KBP Acquisition Inc., KBP Management Partners LLC, MDC Corporate (US), Inc., MDC Partners Inc., and KBP Holdings LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 18, 2007	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary